SECURITIES AND EXCHANGE COMMISSION
				       Washington, D.C.  20549

					      FORM 8-K


				          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 31, 2000

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-23981
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

620 Coolidge Drive, Suite 350, Folsom, California  95630-3155
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number,
including area code                   (916) 608-8200

Not Applicable
(Former name or former address, if changed since last report.)

 			INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.	Other Events

		On December 29, 1999, WCI Acquisition Corporation, a South Dakota corporation that was a wholly owned subsidiary of Waste Connections, Inc., a Delaware corporation ("WCI"), merged with and into Cook's Waste Paper & Recycling, Inc., a South Dakota corporation.

		On January 13, 2000, WCI Acquisition Corporation, a Texas Corporation that was a wholly owned subsidiary of WCI, merged with and into Waste Wranglers, Inc., a Texas corporation.

		Each of these transactions was accounted for as a pooling-of-interests. Neither of these transactions was an acquisition of a significant amount of assets that would be reportable under Item 2 of Form 8-K. Rather, WCI is voluntarily reporting herein certain financial results covering at least 30 days of post-acquisition combined operations because of rules pertaining to pooling-of-interests accounting under Securities and Exchange Commission Accounting Series Release 135 ("Release 135").

		One of the criteria for pooling-of-interests accounting is that the parties to the business combination must share in the combined risks and rights of the transaction. Release 135 provides that the required risk sharing will have occurred if no affiliate of either party to the merger transaction sells or otherwise disposes of any common stock received in the transaction until financial results covering at least 30 days of post-merger combined
operations have been published.   To satisfy this risk sharing requirement,
and thereby allow affiliates of either party to sell or otherwise dispose of WCI's common stock acquired in the merger described above, the consolidated summary income statement data of WCI are presented as follows for the three-month period ended March 31, 2000:


(in thousands, except 			For the three months
per share data)       			ended March 31, 2000

Revenues						$64,011

Net income						$ 5,690

Basic net income per share			$0.27

Diluted net income per share			$0.26

		The income statement data for the three-month period ended March 31, 2000 are derived from WCI's unaudited consolidated financial statements.


		WCI is publishing the foregoing post-merger financial results for the combined company because of rules pertaining to pooling-of-interests accounting.

					SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

						WASTE CONNECTIONS, INC.
						(Registrant)

Date:  May 3, 2000			By	/s/ Ronald J. Mittelstaedt
						Ronald J. Mittelstaedt
						President and Chief Executive
						Officer



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